LICENSING AGREEMENT AND EXCLUSIVE RIGHT TO USE

I, Lisa A. Schiano, mother and legal guardian of Travis A. Schiano, a minor, fully competent to understand and protect the rights of the minor child, hereby grant to Travco, Inc., a Nevada Corporation, the authorization for the unrestricted and Exclusive Right to Use of all those rights and privileges granted within the Patent Nr. 5,517,712 given by the United States Commissioner of Patents and Trademarks to Travis A. Schiano.
This authorization is to be considered a Licensing Agreement as well as the unrestricted and Exclusive Right to Use of all those rights and privileges granted within the Patent Nr. 5,517,712 given by the United States Commissioner of Patents and Trademarks to Travis A. Schiano. Further, this Licensing Agreement and Exclusive Right to Use shall expire ten (10) years from date hereof, unless further extended by written mutual agreement of the parties.
This authorization also extends to any modification, alteration and/or any new patent being granted to Travis A. Schiano or any successor or survivor thereof.

Dated:    October 4, 2000


                                   /s/ Lisa A. Schiano
                                   Lisa A. Schiano, mother and
                                   legal guardian of Travis A.
                                   Schiano, a minor




State of Nevada          }
                         }      SS
County of Clark          }

On this 4th day of October, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Lisa A. Schiano, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed her name to the foregoing document and acknowledged to me that she executed the same freely and voluntarily and for the use and purpose therein mentioned.

                              By:  /s/ Sandy Maini
                                    Notary Public in and for said
                                    County and State

                                        NOTARY SEALED

                              My Appointment expires:  5/11/03